                                                                    EXHIBIT 10.3

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND SECTION 3 OF THIS WARRANT.

No. of Nonvoting Shares: 675,000 Shares                           Warrant No. 25

                                    WARRANT

                     To purchase Nonvoting Common Stock of
                                  KEVCO, INC.

                                 July 26, 1999

                  THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, The Kevco Partners Investment Trust, a Delaware business trust, or its registered assigns, is entitled to purchase from Kevco, Inc., a Texas corporation (the "Company"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5:00 p.m. Central Time, on the Expiration Date (as hereinafter defined) 675,000 shares of the Nonvoting Common Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Section 6.

         Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

                  "Affiliate" with respect to a party to this Agreement shall mean any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used in respect of any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

                  "Amendment" shall mean the Amendment to the Company's Articles of Incorporation required by the Purchase Agreement to create the Nonvoting Common Stock, a



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class of preferred stock designated "Series A 103/8% Convertible Pay-in-Kind
Voting Preferred Stock" and a class of preferred stock designated "Series B 103/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" (collectively, the "Convertible Preferred Stock").

                  "Basic Purchase Price" shall mean the price of $5.50 per share of the Nonvoting Common Stock.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), and, after the adoption of the Amendment the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock") and any capital stock into which such Common Stock thereafter may be changed or converted.

                  "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant and in respect of the Purchase Agreement and the documents and instruments executed in connection with the Purchase Agreement and the transactions contemplated thereby to the extent not issued and outstanding.

                  "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

                  "Fully-Diluted Common Stock" shall mean, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents (including, for purposes of such calculation, "phantom" shares of equivalent value to any stock appreciation or equivalent equity-based payment right).





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

                  "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record, together with the registered holder(s) of any Warrant Shares into which this Warrant (or any subsequent Warrant) is subsequently converted.

                  "Independent Directors" shall mean any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                  "Kimmel Designees" shall mean Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

                  "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

                  "NASDAQ" shall mean the NASDAQ Stock Market.

                  "Notes" shall mean collectively the $17.0 million and $6.5 million principal amount Series A and Series B Senior Subordinated Convertible Exchangeable Notes issued by the Company pursuant to the Purchase Agreement.

                  "Other Warrants" shall mean collectively the warrant to acquire 772,727 shares of Nonvoting Common Stock and the warrant to acquire 295,455 shares of Nonvoting Common Stock.

                  "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

                  "Plans" shall mean any plan existing on the date hereof or adopted by the Company after the date hereof providing for the issuance of Common Stock or other options or rights to purchase stock, warrants or other securities.

                  "Preferred Stock" shall mean collectively the Company's (i) Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share, and (ii) Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share.

                  "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of July 14, 1999, by and between the Company and Wingate.

                  "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 6.





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

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Special Committee" shall mean a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

                  "Subsidiary" shall mean, with respect to any Person, any other Person at least a majority of whose outstanding shares of capital stock or other equity interests (having ordinary voting power for the election of directors or comparable managers of such other Person) are owned, directly or indirectly, by that Person.

                  "Trading Day" shall mean any day on which NADSAQ is open for trading, or if the shares of Voting Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading or quoted is open for trading.

                  "transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

                  "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

                  "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

                  "Wingate" shall mean Wingate Partners II, L.P., a Delaware limited partnership.

         Section 2. Ownership of this Warrant.

         (a) Ownership. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 3. The Company shall maintain, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after any Holder shall by notice request the same, the Company will deliver to such Holder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder of Warrants of this series, as such information appears in such register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.




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

         (b) Term. This Warrant shall be void after 5:00 p.m. Central Time on the Expiration Date.

         Section 3. Exchange, Transfer and Replacement.

         (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to the Company at its office or agency provided for in
Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Nonvoting Common Stock purchasable hereunder or in the aggregate with any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Nonvoting Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Nonvoting Common Stock purchasable on the exercise of all such tendered Warrants.

         (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

         (c) Replacement. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate, Armbuck & Co., H C Crown Corp. or any of their respective Affiliates shall be the registered holder hereof, an agreement of indemnity (in form reasonably satisfactory to the Company) by such registered Holder shall be sufficient for all purposes of this Section 3.

         (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement pursuant to this Section 3. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3, excluding, however, any thereof imposed on or measured by the overall net income of the Holder of this Warrant or any other Person by any jurisdiction in which such Holder or such other Person is located.

         (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):




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

                  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND
SECTION 3 OF THIS WARRANT.

         Section 4. Exercise of This Warrant.

         (a) Procedure for Exercise.

                  (i) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to the Company at its office or agency provided for in Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Nonvoting Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares.

                  (ii) Such Purchase Price shall be paid to the Company in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn as a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

                  (iii) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Nonvoting Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this Section 4 shall have been delivered at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue such shares of Nonvoting Common Stock and execute or cause to be executed and delivered to the registered Holder hereof a certificate or certificates representing the aggregate number of shares of the Nonvoting Common Stock specified in such form. The Holder shall be deemed to be a shareholder of the Company for all purposes upon receipt of such form and other items, notwithstanding the fact that certificates representing such Nonvoting Common Stock have not been issued. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of such stock certificate or certificates, deliver to the registered Holder hereof a new Warrant evidencing the rights of such Holder to purchase the remaining shares of the Nonvoting Common Stock covered by this Warrant. The Company shall pay all taxes (other than any taxes imposed on or measured by the overall net income of such Holder in any jurisdiction in which such Holder is located) and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.

         (b) Character of Warrant Shares. All shares of the Nonvoting Common Stock issuable upon the exercise of this Warrant shall, when issued and paid for in accordance with such Warrant, be duly authorized, validly issued, fully paid, and nonassessable.

         Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

         Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.

         (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price shall be correspondingly increased.

         (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price shall be correspondingly decreased.

         (c) Other Issues. Upon any issuance by the Company of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced to equal the following amount:

                                  [(D x E) + F]
                             G x ---------------
                                      C x E

where C equals the number of shares of Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Common Stock outstanding immediately prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right, or other security was issued.

         (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Initial Issue Date of options, warrants, or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased), by making computations in accordance with subsection
(c) of this Section 6; provided that:

                  (i) The maximum number of shares of Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option, warrant, or right plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                  (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities or rights shall be considered to have been delivered at the time of issuance of such securities or rights, for a consideration equal to the consideration received by the Company for such securities or rights (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities or rights;

                  (iii) If the purchase or conversion price provided for in any options, warrants, or rights referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such option, warrant, or right referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such option, warrant, or right or upon conversion or exchange of any such convertible security or rights, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such option, warrant, right, or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

                  (iv) On the expiration of any such options, warrants, or rights or at the termination of any such rights to convert or exchange, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) been made without reference to the number of shares of Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

         (e) Special Dividends; Purchase Rights.

                  (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, the Company shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this Section 6, and upon exercise hereof such holder must elect (as indicated in the Subscription Form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Nonvoting Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997 by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                  (ii) If at any time on or after the date hereof the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subsection (d) adjustment in respect of and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Nonvoting Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

         (f) Additional Adjustments.

                  (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Holders of Warrants, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of Warrant Shares purchasable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 6 and assuming all other adjustments required pursuant to this Section 6 have been made, necessary in order to preserve without diminution the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Notes, the Other Warrants, or the

Preferred Stock shall be deemed to be made to all warrants held by the Holders or their Affiliates in this series simultaneously, the intention being to avoid any iterative calculations.

         (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Nonvoting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Nonvoting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Nonvoting Common Stock issuable upon exercise or conversion hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each registered Holder of the Warrants in form and substance reasonably satisfactory to a majority in interest of the Holders, the obligation to continue to honor this Warrant and to deliver to such Holder such securities or other property to which, in accordance with the foregoing provisions, such Holder may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that all the outstanding Warrants shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

         (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of this
Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable based upon the difference between the Purchase Price before and after such adjustment; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

         (i) Accountant's Opinion. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, upon the reasonable written request of 50% in interest of the registered Holders of Warrants in this series given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Purchase Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to the registered Holder of this Warrant. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

         (j) Adjustment of Less Than $.01. The Company shall not be required to give notice of any adjustment of the Purchase Price in accordance with subsection (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Purchase Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subsection (j).

         (k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

         (l) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (i) the issuance of any Warrants, (ii) the issuance of any Warrant Shares, (iii) the granting of any warrant concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (iv) the issuance of any shares of Common Stock upon the exercise of any warrant granted concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (v) the issuance of any Convertible Preferred Stock by the Company in lieu of paying cash interest on the Notes, (vi) the issuance of any shares of Common Stock upon the exchange of the Notes or conversion of any Convertible Preferred Stock issued in lieu of cash interest on the Notes or in exchange for the Notes, (vii) the issuance of rights to acquire shares of Common Stock as a result of any antidilution adjustments in any of the foregoing, (viii) the issuance of any shares of Common Stock or other options or rights to purchase stock, warrants, other securities pursuant to a Plan, and (ix) the issuance of shares of Common Stock or rights to acquire Common Stock in connection with any redemption pursuant to Article 3 of either of the Notes or in connection with any redemption of Preferred Stock.

         Section 7. Special Agreements of the Company. The Company covenants and agrees that:

         (a) Will Reserve Shares. The Company will authorize, reserve and set apart and have available solely for issuance and delivery upon exercise at all times, free from preemptive rights, those shares of the Nonvoting Common Stock or other securities which are deliverable upon the exercise of the Warrants, and the Company will have at all times all other rights or privileges necessary to enable it at any time to fulfill all its obligations hereunder.

         (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company (including, without limitation by way of amending, altering, modifying, or repealing any provision of the Company's Articles of Incorporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock), but will at all times in good faith assist in carrying out all of the Company's obligations pursuant to the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment, and, in particular, will not permit the par value, if any, of any share of the Nonvoting Common Stock to be or become greater than the then effective Purchase Price.

         (c) Will List on Securities Exchange. If and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange
Act) or automatic quotation system, the Company will, at its expense, use its reasonable best efforts to obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Nonvoting Common Stock receivable upon the exercise of the Warrants at the time outstanding and in any event will use its reasonable best efforts to obtain and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or automatic quotation system, to register under the Exchange Act (and any similar state statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         (d) Will Bind Successors. This Warrant will be binding upon any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 8. Notifications by the Company. If at any time:

         (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

         (b) the Company shall make an offer for subscription pro rata to the holders of the Voting Common Stock and/or Nonvoting Common Stock of any additional shares of stock of any class or other rights;

         (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any statutory exchange or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

         (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice thereof to each registered Holder of Warrants or Warrant Shares, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by shareholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this Section 8 shall also specify the date as of which the holders of record of the Voting Common Stock and/or Nonvoting Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Voting Common Stock and/or Nonvoting Common Stock for securities or other property deliverable upon such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 8(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, if either is required.

         Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765

                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      and to:

                                      Cleary, Gottlieb, Steen & Hamilton
                                      One Liberty Plaza
                                      New York, New York  10006
                                      Attention:  Daniel S. Sternberg
                                      Telecopy Number:  (212) 225-3999

                                      The Kevco Partners Investment Trust
                                      c/o Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:     Frederick B. Hegi, Jr.
                                      Telecopy Number:  (214) 871-8799

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the Company, as applicable.

         Section 10. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Nonvoting Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

         Section 12. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

         Section 13. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles applied on a consistent basis. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, Kevco, Inc. has caused this Warrant to be signed and delivered by its duly authorized officer, attested by its duly authorized officer, and to be dated as of July 26, 1999.




                                     By: /s/ JERRY E. KIMMEL
                                        ---------------------------------
                                     Name: Jerry E. Kimmel
                                     Title: President

ATTEST:



By: /s/ CLYDE REED
   ---------------------------------------
Name: Clyde A. Reed
Title: Executive Vice President
       and Chief Operating Officer

                                ASSIGNMENT FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                           ------------------------------------



Signature:
                                           ------------------------------------



Title of Signing Officer
or Agent (if any):
                                           ------------------------------------



Address of Registered Holder:
                                           ------------------------------------



                                           ------------------------------------




Dated:
      ------------------------------



Signed in the presence of



------------------------------------

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.

Name of Registered Holder:
                                           ------------------------------------



Signature:
                                           ------------------------------------



Title of Signing Officer
or Agent (if any):
                                           ------------------------------------



Address of Registered Holder:
                                           ------------------------------------



                                           ------------------------------------




Dated:
      ------------------------------